Exhibit 99.1
PRESS RELEASE
Evergreen Solar Announces Recapitalization Plan
Marlboro, Massachusetts, December 6, 2010 — Evergreen Solar, Inc. (NasdaqGM: ESLR), a manufacturer of String Ribbon® solar power products with its proprietary, low-cost silicon wafer technology, today announced that its Board of Directors has approved a comprehensive recapitalization plan to align the company’s capital structure with its current business model and to better position Evergreen Solar for future growth. The recapitalization plan, if fully executed, will:
•	Substantially reduce the company’s outstanding indebtedness and annual interest expense;

•	Exchange a substantial portion of the company’s existing convertible debt for new debt with longer maturities and lower conversion prices;

•	Create a capital structure that should provide greater incentive to convertible debt holders to convert their notes into shares of the company’s common stock, which would further accomplish Evergreen Solar’s goal of substantially reducing outstanding debt; and

•	Enhance the company’s flexibility to manage its business by eliminating certain restrictive covenants and the security interests contained in existing debt instruments.
The recapitalization plan is comprised of the following key elements:
•	Exchange offers and a consent solicitation, as summarized below;

•	Raising additional capital by seeking to sell up to $40,000,000 aggregate principal amount of Evergreen Solar’s new 4% Convertible Subordinated Additional Cash Notes due 2020;

•	Implementing the 1-for-6 reverse stock split previously approved by Evergreen Solar’s stockholders at the company’s annual meeting on July 27, 2010, which will become effective prior to the closing of the exchange offers; and

•	Increasing Evergreen Solar’s authorized shares of common stock from 120,000,000 to 240,000,000 shares (after giving effect to the reverse stock split), in order to ensure that the company has sufficient shares available for future issuances.
Evergreen Solar plans to hold a Special Meeting of stockholders in early 2011 to ask its stockholders to support the recapitalization plan. Specifically, the proposed exchange offers and consent solicitation described in summary below, as well as the increase in authorized shares of common stock, will require approval from the company’s stockholders, in accordance with certain NASDAQ and Delaware corporate law requirements. If the company’s stockholders fail to provide the approval required for NASDAQ and Delaware law purposes at the Special Meeting, the company will not be able to implement its recapitalization plan as contemplated and thus will be unable to reduce its outstanding indebtedness and interest expense or strengthen its capital structure and the company will consider all other viable alternatives which may be available. Such alternatives may not be on terms as favorable to its stockholders as the recapitalization plan. In addition, if at the Special Meeting the company’s stockholders
-more-

fail to approve the proposed increase in the authorized shares of common stock, the company may still choose to complete the exchange offers. Having these additional authorized shares would increase the company’s financial flexibility going forward to raise additional funding using equity and equity linked securities. In addition, the lack of additional authorized shares could, under certain circumstances, limit the company’s ability to pay certain amounts under the new notes using shares of common stock instead of cash, which would reduce the company’s financial flexibility.
Lazard Capital Markets LLC will serve as the dealer manager for the exchange offers and sole bookrunner for the new money offering.
Summary Description of Proposed Exchange Offers and Consent Solicitation
In the exchange offers, Evergreen Solar is offering to exchange (i) its new 4% Convertible Subordinated Additional Cash Notes due 2020 for up to $200,000,000 aggregate principal amount of its existing 4% Senior Convertible Notes and (ii) its new 7.5% Convertible Senior Notes due 2017 for all of its existing 13% Convertible Senior Secured Notes.
In exchange for each $1,000 principal amount of existing 4% notes that is tendered and accepted, holders of existing 4% notes will receive new 4% notes. The amount of new 4% notes to be issued will be determined by a modified “Dutch auction,” where holders must submit tenders in the range from $425 principal amount to $500 principal amount of new 4% notes that would be issued for each $1,000 principal amount of existing 4% notes surrendered for exchange by such holder. All existing 4% notes tendered up to $200,000,000 aggregate principal amount will receive new 4% notes at the highest exchange ratio bid by holders in the tender. In the event more than $200,000,000 aggregate principal amount of existing 4% notes are tendered, the company will accept all tenders at or below such exchange ratio on a pro rata basis. The company will reject all existing 4% notes tendered in excess of such exchange ratio.
In exchange for each $1,000 principal amount of existing 13% notes that is tendered and accepted, holders of existing 13% notes will receive $1,000 principal amount of new 7.5% notes.
Both the new 4% notes and the new 7.5% notes contain terms and features that should provide greater incentive to convertible note holders to convert their notes into shares of Evergreen Solar’s common stock more quickly than the existing 4% notes and the existing 13% notes.
The purpose of the consent solicitation is to adopt proposed amendments to the indenture governing the company’s existing 13% notes, which will release the security interest and all of the collateral securing the company’s obligations under the existing 13% notes, terminate the existing collateral documents and eliminate many of the restrictive covenants and certain events of default in the indenture for the company’s 13% notes.
Where You Can Find Additional Information
Further details regarding the terms and conditions of the exchange offers and consent solicitation, including descriptions of the new notes and the material differences between the new notes and the existing notes, can be found in the registration statement that has been filed with the SEC but has not yet become effective, and in a tender offer statement on Schedule TO that will be filed with the SEC. The securities subject to the registration statement may not be issued and sold prior to the time the registration statement becomes effective. Any investor holding the company’s existing 4% notes or 13% notes should read the registration statement, the tender offer statement and other documents the company has filed or will file with the SEC for more complete information about the issuer and the offering.
-more-

In connection with the exchange offers and consent solicitation, Evergreen Solar has filed a preliminary proxy statement with the SEC and expects to file and mail a definitive proxy statement to stockholders as soon as practicable. Stockholders are advised to read the definitive proxy statement because it will contain important information about the proposals to be presented and voted upon.
The registration statement, preliminary proxy statement, the tender offer statement when filed and other related documents can be obtained for free from the SEC’s Electronic Document Gathering and Retrieval System (EDGAR), which may be accessed at www.sec.gov. Documents are also available for free upon written or oral request made to the office of the Corporate Secretary, Evergreen Solar, Inc., 138 Bartlett Street, Marlboro, Massachusetts 01752 (Telephone (508) 357-2221) and from the Company’s website at www.evergreensolar.com.
Non-Solicitation
This press release does not constitute an offer to purchase, a solicitation of an offer to purchase, or a solicitation of an offer to sell securities. Evergreen Solar has not yet commenced the exchange offers or the offering of its new 4% notes referred to above. The exchange offers will not be made to, and the company will not accept tenders for exchange from, holders of its outstanding 4% and 13% convertible notes in any jurisdiction in which the exchange offers or the acceptance of such offers would not be in compliance with the securities or blue sky laws of that jurisdiction.
The company and its directors, executive officers and other members of management and employees may be deemed participants in the solicitation of proxies in connection with the Special Meeting. Information concerning the interests of these persons, if any, in the matters to be voted upon is set forth in the proxy statement.
# # #
About Evergreen Solar, Inc.
Evergreen Solar, Inc. develops, manufactures and markets String Ribbon® solar power products using its proprietary, low-cost silicon wafer technology. The company’s patented wafer manufacturing technology uses significantly less polysilicon than conventional processes. Evergreen Solar’s products provide reliable and environmentally clean electric power for residential and commercial applications globally. For more information about the company, please visit www.evergreensolar.com. Evergreen Solar® and String Ribbon® are trademarks of Evergreen Solar, Inc.
Safe Harbor Statement
This press release includes statements regarding expectations, beliefs, strategies, goals, outlook and other non-historical matters. Any such statements are forward-looking statements made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include but are not limited to statements about the form and timing of the exchange offers, the consent solicitation, the Special Meeting and the proposed sale of new 4% notes. These forward-looking statements are neither promises nor guarantees and are subject to a number of risks and uncertainties that could cause actual results to differ materially from the company’s current expectations. Factors that could cause or contribute to such differences include, but are not limited to: the risk that the company does not commence or complete the exchange offers, as a result of a change in capital and debt market conditions, changes in the price of the company’s common stock, unwillingness of the holders of existing notes to exchange their existing notes for new notes having the terms proposed, delays due to the SEC review process and the risk that the company’s stockholders do not approve the proposals to be addressed at the Special Meeting. Further discussions of these and other potential risk factors may be found in the company’s public filings with the SEC (www.sec.gov), including its Form 10-K for the fiscal year ended December 31, 2009. Forward-looking statements speak only as of the date they are made. The company undertakes no obligation to update any forward-looking statements.

CONTACT:
Evergreen Solar, Inc.
Michael McCarthy
Director of Investor & Government Affairs
mmccarthy@evergreensolar.com
Phone: 508-251-3261